UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

Trex Company Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way
Winchester, Virginia		22601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 542-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian J. Taylor as Senior Vice President and Chief Commercial Officer

On August 20, 2026 the Board of Directors and the Compensation Committee of Trex Company, Inc. (the Company) appointed Brian J. Taylor to serve as the Company’s Senior Vice President and Chief Commercial Officer effective August 24, 2026. Mr. Taylor will also be a named executive officer for purposes of the Company’s financial filings and public reporting. As the Senior Vice President and Chief Commercial Officer, Mr. Taylor will be responsible for overseeing the sales, marketing, and information technology functions of the Company.

Mr. Taylor, age 50, served as Vice President Sales, North America of PoolCorp from March 2025 to August 2026. Prior to that, until February 2025, Mr. Taylor served in various positions across sales and marketing with Sherwin Williams, including serving as Senior Vice President, Global Marketing & Sales for the Performance Coatings Group from February 2022 until February 2024. During his twenty-four-year tenure at Sherwin Williams, he also served as Senior Vice President, Sales & Marketing, North America for the Paint Stores Group from March 2021 until February 2022, as Vice President, Marketing for the Midwest Division from August 2019 until March 2021, as Vice President of Sales, Ohio and Michigan from May 2016 until August 2019 and in various other sales roles prior to 2016. Mr. Taylor received a Bachelor of Science degree in Marketing Management from Sacred Heart University, and Master of Business Administration degree from Pace University.

There are no family relationships existing between Mr. Taylor and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Taylor or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Taylor and any other persons pursuant to which Mr. Taylor was appointed to such position.

Base Salary Compensation, Cash Incentive and Term Equity Incentives

Mr. Taylor will receive an annual base salary of $480,000, which will be prorated for 2026, and will be a participant in the Company’s Annual Cash Incentive Compensation Program and Long-Term Equity Incentive Compensation Program, as further described in the Company’s Proxy Statement filed March 16, 2026. Mr. Taylor’s target award under the Annual Cash Incentive Compensation Program will be 60% of his annual base salary, however, in the first quarter of 2027 contemporaneously with the payment of cash incentive to other employees, Mr. Taylor’s award shall be the greater of $150,000 or his pro-rated cash incentive of 60% of his eligible earnings times actual Company performance against targets under the 2026 Annual Cash Incentive Compensation Program. Additionally, Mr. Taylor’s target award under the Long-Term Equity Incentive Compensation Program will be 135% of his annual base salary. In addition, on August 24, 2026, Mr. Taylor will receive an equity grant of time-based restricted stock units (RSUs) valued at $450,000, vesting ratably over a 3-year period (with vesting occurring each August). Mr. Taylor’s first vesting date will be August 24, 2027, at which time one third of the total RSUs will vest.

In the event Mr. Taylor voluntarily terminates his employment other than for Good Reason or his employment is terminated For Cause (as such defined terms are defined in the Company’s 2023 Stock Incentive Plan Restricted Stock Unit Agreement Time-Based Vesting (the “RSU Agreement”)) prior to August 24, 2029, then the unvested RSUs shall be forfeited.

For purpose of the RSU Agreement, “cause” and “good reason” are defined as follows:

•
“Cause” includes Mr. Taylor’s: (1) willful or grossly negligent misconduct that is injurious to the Company or violates Company policy; (2) embezzlement or misappropriation of funds or property of the Company; (3) conviction of a felony or the entrance of a plea of guilty or nolo contendere to a felony; (4) conviction of any crime involving fraud, dishonesty, moral turpitude or breach of trust or the entrance of a plea of guilty or nolo contendere to such a crime; or (5) willful failure or refusal by Mr. Taylor to devote his full business time (other than on account of disability or approved leave) and attention to the performance of his duties and responsibilities if such breach has not been cured within 15 days after written notice thereof is given to him by the Board of Directors.
•
“Good Reason” includes: (1) a material and adverse change in Mr. Taylor’s status or position(s) as an officer of the Company; (2) a 10% or greater reduction in his aggregate base salary and targeted bonus, other than any such reduction proportionately consistent with a general reduction of pay across the executive staff as a group; (3) the failure by the Company to continue in effect any material employee benefit plan (excluding any equity compensation plan) in which he is participating other than as a result of the normal expiration of any such plan in accordance with its terms; (4) Company requiring him to be based at an office that is both more than 50 miles from where his office is located and further from his then current residence; or (5) a material breach by the Company of any agreement with him.

Additional Compensation

Mr. Taylor will receive a $100,000 cash signing bonus on the Company’s first regular payroll after August 24, 2026, the after-tax value of which shall be repayable to the Company if the Company terminates Mr. Taylor’s employment For Cause or Mr. Taylor elects to resign without Good Reason (as such defined terms are disclosed above in the RSU Agreement section), within two (2) years after August 24, 2026. Mr. Taylor will also receive certain perquisites including but not limited to 401K contributions, a monthly company car allowance, and life insurance premiums.

Mr. Taylor is also entitled to relocation benefits in accordance with the Company’s Domestic Relocation Policy, including home sale assistance through August 24, 2027. The Company has also agreed to provide Mr. Taylor with certain settling-in allowances and the storage of household goods. In the event Mr. Taylor voluntarily terminates his employment other than for Good Reason or his employment is terminated For Cause (as defined below), he will be required to reimburse 100% of the after-tax value of the relocation benefits if the termination occurs before the second anniversary of his relocation date.

Change in Control Severance Agreement

The Company and Mr. Taylor will enter into the Company’s standard Form of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer (the CIC Agreement) on August 24, 2026. Under this CIC Agreement, if within the period beginning 90 days before and ending two years after a change in control of the Company (as defined in the CIC Agreement), Mr. Taylor’s employment is terminated by the Company (other than For Cause or by reason of death or disability) or if he terminates his employment for Good Reason, Mr. Taylor will be entitled to receive severance benefits as detailed below:

•
a lump sum severance payment equal to 1.5 times the sum of (1) Mr. Taylor’s annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) Mr. Taylor’s target annual cash incentive for the year immediately prior to the year in which the change in control occurs, (b) Mr. Taylor’s target annual cash incentive for the year of the termination of employment, or (c) Mr. Taylor’s actual annual cash incentive for the last fiscal year immediately prior to the year of the termination of employment; and
•
continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though Mr. Taylor had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 18 months or until coverage is obtained from a new employer.

For purpose of the CIC Agreement, “cause” and “good reason” are defined as follows:

•
“Cause” includes Mr. Taylor’s willful or grossly negligent misconduct that is materially injurious to the Company, embezzlement or misappropriation of funds or property of the Company, conviction of a felony or any crime involving fraud, dishonesty, moral turpitude or breach of trust, or willful failure or refusal to devote full business time and attention to the performance of duties.
•
“Good reason” includes a material and adverse change in Mr. Taylor’s status or position with the Company, a 10% or greater reduction in his aggregate base salary and targeted annual incentive other than as part of general reduction in executive compensation, the failure by the Company or any successor to continue in effect any employee benefit plan in which he is participating other than as a result of normal expiration of such plan in accordance with its terms, or the relocation of his office more than 50 miles from the current office and further than his then-current residence.

To receive the payment and benefits under the CIC Agreement, Mr. Taylor must, among other things, execute a customary release and comply with customary restrictive covenants set forth in his agreements with the Company.

Severance Agreement

In addition, the Company and Mr. Taylor will enter into the Company’s standard Form of Severance Agreement between Trex Company, Inc. and executive officers other than the Chief Executive Officer (the Severance Agreement) on August 24, 2026 providing for the payment of severance compensation and benefits to him if the Company terminates his employment without Cause or if he resigns for Good Reason. For this purpose, Cause and Good Reason are defined in the same manner as in the CIC Agreement discussed above. Upon such a termination, Mr. Taylor will be entitled to receive the following:

•
a lump-sum cash payment equal to 1 times the sum of (1) Mr. Taylor’s base salary then in effect, plus (2) an amount equal to the greater of (a) Mr. Taylor’s targeted annual cash incentive for the year immediately prior to the year in which his employment terminates, or (b) Mr. Taylor’s actual annual cash incentive earned for the preceding year;

•
continued health and dental plan benefits on the same terms and conditions as though the covered executive had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 12 months or until equivalent coverage is obtained from a new employer; and
•
accelerated vesting of all outstanding long-term equity incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares (at the targeted payment level).

To receive the payment and benefits under the Severance Agreement, Mr. Taylor must, among other things, execute a customary release and comply with customary restrictive covenants set forth in his agreements with the Company.

The foregoing description of Mr. Taylor’s CIC Agreement, Severance Agreement, and RSU Agreement with the Company is qualified in its entirety by reference to the Form of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016 filed on February 21, 2017,the Form of Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2025 filed on August 4, 2025, and the form of RSU Agreement (other than the vesting provisions of the RSUs which are as described above) filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the Quarter ending September 30, 2024 filed on October 28, 2024, respectively.

Item 7.01 Regulation FD Disclosure.

On August 24, 2026 the Company issued a press release announcing the appointment of Mr. Taylor as Senior Vice President and Chief Commercial Officer. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith furnishes the following exhibits:

Exhibit Number	Description of Exhibit
99.1	Press release dated August 24, 2026, announcing the appointment of Brian J. Taylor as Chief Commercial Officer of the Company.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date:	August 24, 2026	By:	/s/ Prithvi S. Gandhi
Prithvi S. Gandhi Senior Vice President and Chief Financial Officer